Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 16, 2021, with respect to the combined financial statements (and financial statement Schedule II: Valuation and Qualifying Accounts) of Concentrix, the Customer Experience Services business of SYNNEX Corporation, incorporated herein by reference.

/s/ KPMG LLP

Cincinnati, OH
January 14, 2022